                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  ______________

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)       May 7, 2001

                               CII Financial, Inc.
               (Exact Name of Registrant as Specified in Charter)

              California                   1-10589             95-4188244

(State or Other Jurisdiction     (Commission File          (IRS Employer
        of Incorporation)               Number)              Identification No.)

2716 North Tenaya Way, Las Vegas, Nevada                                89128
(Address of Principal Executive Offices)                              (Zip Code)

Registrant's telephone number, including area code   (702) 242-7046

                                   No Change.
             (Former Name or Address, if Changed Since Last Report)

ITEM 5.  Other Events.

On May 7,  2001,  CII  Financial,  Inc.  (the  "Company")  closed its tender and exchange  offer (the  "Exchange  Offer") for its $47 million  outstanding 7 1/2%
Convertible  Subordinated  Debentures  due  September  15, 2001.  As part of the
Exchange Offer, the Company issued $14,963,000 aggregate principal amount of new
9 1/2% Senior  Debentures  due September 15, 2004 (the "New Senior  Debentures")
pursuant to an  Indenture,  dated as of May 7, 2001,  by and between the Company and Wells Fargo Bank Minnesota, N.A., a national banking association, as Trustee
(the "Trustee"), a copy of which is attached hereto.

In  connection  with the  foregoing,  the lenders under the Amended and Restated
Credit Agreement dated as of December 15, 2000, as amended (said  Agreement,  as amended,  the  "Credit  Agreement"),  among Bank of  America,  N.A.,  a national banking association as administrative agent (in such capacity, the "Agent"), the
Banks (as defined in the Credit  Agreement  referred to above) and Sierra Health
Services,  Inc.,  a Nevada  corporation  and  parent of the  Company,  agreed to subordinate the Company's guaranty dated August 23, 2000 in favor of each of the
Agent and the Banks  under the Credit  Agreement,  to the New Senior  Debentures pursuant  to a  Subordination  Agreement,  dated as of May 7,  2001,  among  the
Company, the Agent and the Trustee, a copy of which is attached hereto.

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)  Exhibits.  The following exhibits are filed with this report:

    Exhibit Number                       Description

          99.1            Indenture,  dated as of May 7, 2001,  by and  between
                          the Company and the Trustee

          99.2            Subordination  Agreement,  dated  as of May 7,  2001,
                          among  the Company, the Agent and the Trustee

                                   SIGNATURES

     Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the
Registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

                                         CII FINANCIAL, INC.

Date: May 16, 2001                       By: /s/ David Sonenstein
                                             Name: David Sonenstein
                                             Title:General Counsel and Secretary

                                INDEX TO EXHIBITS

    Exhibit Number                      Description

          99.1         Indenture,  dated as of May 7, 2001,  by and  between the
                       Company and the Trustee

          99.2         Subordination  Agreement,  dated  as of May 7,  2001,
                       among  the Company, the Agent and the Trustee